UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: February 26, 2010
(Date of earliest event reported)
CA, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-9247	13-2857434

(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza
Islandia, New York	11749

(Address of principal executive offices)	(Zip Code)
(800) 225-5224
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
The 2010 Annual Meeting of Stockholders of CA, Inc. (the “Company”) will be held at 10:00 AM Eastern Time on Tuesday, July 27, 2010 at the Company’s headquarters located at One CA Plaza, Islandia, New York 11749 (the “Annual Meeting”). The record date for determining stockholders entitled to vote at the Annual Meeting will be May 31, 2010.
Because the date of the Annual Meeting will be more than 30 days before the anniversary date of the 2009 Annual Meeting of Stockholders, the Company is informing its stockholders, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the following deadlines for stockholder proposals:
1.	In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the Annual Meeting pursuant to Rule 14a-8 under the Exchange Act (“Rule 14a-8”), the proposal must be received by the Corporate Secretary at the Company’s headquarters no later than March 19, 2010, which the Company considers to be a reasonable time before it begins to print and send its proxy materials for the Annual Meeting. In order to be considered, such proposal must also comply with all applicable requirements for stockholder proposals made pursuant to Rule 14a-8.

2.	In order for a stockholder proposal regarding the nomination of a Director or other business to be brought at the Annual Meeting outside of Rule 14a-8 to be considered timely under the Company’s By-laws, notice of the proposal must be received by the Corporate Secretary at the Company’s headquarters no later than March 8, 2010, which is the tenth day following the date of this Report. In order for the proposal to be considered, such notice must also contain certain information specified by the Company’s By-laws.
The Company considers March 19, 2010 to be a reasonable time before it begins the printing and mailing of its proxy materials for the Annual Meeting. Accordingly, pursuant to Rule 14a-4(c) under the Exchange Act, the persons named in the proxies solicited on behalf of the Company for use at the Annual Meeting will have the right to exercise discretionary voting authority with respect to proposals submitted after that date.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.

Date: February 26, 2010	By:	/s/ C.H.R. DuPree
C.H.R. DuPree
Senior Vice President, Corporate Governance and Corporate Secretary